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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 9, 2000



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                1-10702           34-1531521
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(State or Other Jurisdiction    (Commission        (IRS Employer
      of Incorporation)         File Number)     Identification No.)



  500 Post Road East, Suite 320, Westport, Connecticut             06880
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        (Address of Principal Executive Offices)                (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

On March 9, 2000, Terex Corporation ("Terex" or the "Company") announced that its Board of Directors has authorized a share repurchase program, under which the Company may purchase over the next 12 months up to 2 million shares, or approximately 7.0%, of the Company's outstanding common shares. Purchase may be made at the Company's discretion from time to time, effective immediately, in open market transactions at prevailing prices or through privately negotiated transactions as conditions permit. Terex will pay for the repurchases with cash on hand.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2000

                                    TEREX CORPORATION


                                    By:  /s/  Eric I Cohen
                                        Name:   Eric I Cohen
                                        Title:  Senior Vice President
                                                General Counsel and Secretary